UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2005

TEXOLA ENERGY CORPORATION.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

(Address of principal executive offices and Zip Code)

514.865.9978

Registrant's telephone number, including area code

Sound Technology, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 24, 2005, we changed our name from “Sound Technology, Inc.” to “Texola Energy Corporation.” when we merged our subsidiary, Texola Energy Corporation, into our company.

On October 26, 2005, our board of directors approved a ten (10) for one (1) forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on October 26, 2005. As a result, our authorized capital increased from 75,000,000 to 750,000,000 shares of common stock with a par value of $0.001. This will increase our issued and outstanding share capital from 9,040,000 shares of common stock to 90,400,000 shares of common stock.

The name change and Forward Stock Split was effected with NASDAQ on November 7, 2005 and our shares began trading at the opening of the market on November 7, 2005 under the new stock symbol of “TXLA”. Our new CUSIP number is 88305E 106.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Merger
3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

Date: November 9, 2005

/s/ Raymond Li

Raymond Li

President and Director